                                               CSW International, Inc.
                                            Investments in Project Parents
                                         For the Quarter Ended June 30, 2000
                                                    (thousands)


                                           Project            Wholly Owned
        Facility                           Parent             Subsidiary Of         Description       Investment
-------------------------------  ------------------------  --------------------  ---------------    ------------


Energia Internacional de CSW de
  S.A. de C.V.                    CSW International, Inc.  Central and South
                                                           West Corp.            Return of Principle $ (1,355)

Empresa de Electricidade Vale de
 Paranapanema S.A CSW Vale, LLC   CSW Vale,LLC             CSW International,
                                                             Inc. (Cayman)        Amortization of
                                                                                 Development Costs        (75)

South Coast Power Limited         CSWI Europe              CSW International,
                                                             Inc.                Investment /
                                                                                  Development Costs         1
